CONTRACT FOR SERVICES


THIS AGREEMENT is dated for reference the 5th day of September, 2000.


BETWEEN:          Centurion Properties Development Corporation
                  /dba/ iGoHealthy.com, a Colorado corporation, with principal address at 11693 San Vicente Blvd, Suite 310, Los Angeles, California 90049 (hereinafter called the "Company"),

AND: Stephen Davis, with principal address at 270 N. Canon Drive, Suite 2050, Beverly Hills, California, 90210
                  (hereinafter called the "Contractor").

WHEREAS the Company wishes to retain the services of the Contractor and utilize the same in the conduct of its business and the Contractor wishes to accept such engagement:

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements hereinafter contained (the receipt and sufficiency of which is hereby acknowledged by the parties) the parties hereto covenant and agree, each with the other, as follows:

         1.       APPOINTMENT:

          1.1 The Company retains the Contractor to perform the tasks (the "Services") as set out in Appendix A attached hereto.

          1.2 The term of this agreement shall commence on the 5th day of September, 2000 and terminate 6 months from this date.

          1.3 The Contractor agrees to conscientiously and diligently perform the contractual obligations in accordance with the terms of this agreement in a proper workmanlike manner.

          1.4 The Contractor will report progress on a monthly basis to the representative designated by the Company.

         2.       PAYMENT:

         2.1 In consideration of the services performed by the Contractor, the Company shall pay to the Contractor $15,000 and issue to the Contractor 5,000 shares of the Company's Common Stock. The shares represented by the stock certificate shall bear a restrictive legend stating that the certificate is subject to a one-year lock-up period commencing with the date of issuance and thereafter may only be sold in compliance with the U.S. Securities Act of 1933.

         3.       DISBURSEMENTS:

         3.1 During the term of this agreement, the Company shall pay the Contractor all reasonable and proper disbursements, including travel, entertainment and miscellaneous disbursements, incurred in the provision of the Services, providing that the Contractor submits to the Company on the first working day of each month a written statement of disbursements and such other documentation as it is required under the Company's internal policy guidelines set by its Board of Directors, and providing that the Company's representative, or his nominee, approves payment of the said by disbursements.
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4.   TERMINATION:

4.1  The  Company  may  terminate   this  agreement  only  under  the  following
     conditions:

     a) Because of the Contractor's fraud, misappropriation, embezzlement, misconduct or the like;

     b)   Because the Contractor violates any provision of this agreement.

4.2 Notwithstanding any other provisions herein, this Agreement shall automatically terminate and become null and void upon incapacity of the Contractor to perform services as an independent contractor on behalf of the Company, or upon the Company being wound up, or ceasing its operation.

5.   INDEPENDENT CONTRACTOR:

5.1 It is expressly agreed by the parties hereto that the Contractor is an independent contractor and not the servant, employee or agent of the Company, and all rights and obligations of the parties hereto are based upon the Contractor's status as an independent contractor. The Contractor will pay any and all taxes, premiums or contributions, and any other statutory payments or assessments that are payable by virtue of the Contractor's engagement hereunder.

5.2 The Contractor shall have no authority to bind, obligate or incur any liability on behalf of the Company in any way and, without limitation, shall not enter into any contract that commits the Company in any way whatsoever other than as shall be expressly permitted by the Company in writing.

6.   CONFLICT OF INTEREST:

6.1 The Contractor agrees during the term of this Agreement not to perform a service for or provide advice to any person, firm or corporation where the performance of the service or the provision of the advice may or does, in a reasonable opinion of the Company, give rise to conflict of interest. The Contractor further agrees to keep the Company informed at all times of any activity that could in any way be constructed as a potential conflict of interest.

7.   CONFIDENTIALITY:

7.1 The Contractor will treat as confidential and will not, without the prior written consent of the Company, publish, release or disclose or permit to be published, released or disclosed, either before or after the expiration or termination of the Agreement, any confidential information supplied to, obtained by, or which comes to the knowledge of the Contractor as a result of this Agreement

8.   MISCELLANEOUS:

8.1  This Agreement may be modified by mutual consent.

8.2 This Agreement shall be constructed under and governed by the laws of the State of California.
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8.3  This  Agreement  shall  supersede  any  previous  arrangements  of any kind between the parties, which agreements are hereby terminated.

In witness whereof, each of the parties hereto has signed this agreement as of this 5th day of September 2000.

Address:                                            COMPANY:

11693 San Vicente Blvd., Suite 310                  CENTURION PROPERTIES
Los Angeles, CA 90049                               DEVELOPMENT CORPORATION
                                                    a Colorado corporation
                                                    /dba/ iGoHealthy.com


                                                   By:    /s/ Farid E. Tannous
                                                        ------------------------
                                                       Farid E. Tannous

                                                       President

Address:                                               CONTRACTOR:

270 N. Canon Drive, Suite 2050                         STEPHEN DAVIS
Beverly Hills, CA 90210                                an individual


                                                   By:    /s/ Stephen Davis
                                                       -------------------------
                                                       Stephen Davis

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                                   Appendix A



Services:

Design and implement a prototype web site (the "Beta-Site") to present a sophisticated online shopping mall experience to the consumer. iGoHealthy.com will be positioned as a "supermall" offering a broad range of health-related services and products from a central location. This project will focus first on the "look and feel" of the shopping mall experience, then enhanced to provide consumers access to their membership information, purchase history, and "HealthyBucks" reward program.

The initial Beta-Site design will include the following pages:

1)       Mall Entrance
2)       Department: Beauty & Vision
3)       Department: Drugstore
4)       Department: Sports Nutrition
5)       Department: Health & Fitness
6)       Department: Vitamins & Herbs
7)       Department: Healthy Information
8)       About Us
9)       Contact Us
10)      Free Newsletter
11)      HealthyBucks: Member Rewards Program
12)      Healthy Forum Message Board
13)      Privacy Policy/Terms of Service

Other pages, which may enhance the presentation and functionality of the Beta-Site, may be added at the discretion of the Contractor and approval by the Company.

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